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IMMEDIATE RELEASE

FORD ACCELERATES ‘WAY FORWARD’

NEW PRODUCTS, LEANER STRUCTURE FURTHER DEFINE TURNAROUND

North America “Way Forward” plan accelerated to deliver faster progress through 2008:
•  Operating costs to be reduced by approximately $5 billion, including:
  -  Salaried-related work force reduced by a third, the equivalent of about 14,000 positions.
  -  Ford, UAW leadership agree on buyout offers for all U.S. Ford and ACH hourly employees.
  -  Further manufacturing capacity reductions planned.
  -  All ACH operations to be sold or closed by the end of 2008.
•  More products to be delivered faster, including:
  -  70 percent of Ford, Lincoln and Mercury products by volume will be new or significantly upgraded between now and the end of 2008.
  -  Ford’s truck leadership is fortified.
  -  Growth segments, including crossovers, are prioritized.
  -  All-new Ford full-size crossover to go on sale in 2008.

Ford Motor Company’s financial outlook is revised:
•  Full-year automotive profitability in North America not expected before 2009.
•  South America and Ford of Europe still expected to be solidly profitable in 2006. However, full-year operating losses now expected in 2006 for Asia
 Pacific and Africa, and the Premier Automotive Group.
•  Ford Motor Company’s 2006 year-end liquidity is expected to include automotive gross cash of about $20 billion, including the effects of $3.4 billion of
 VEBA.
•  Ford Motor Company’s Board indicates that it will suspend payment of the quarterly dividend on its common and Class B Stock beginning in the fourth quarter of 2006.

DEARBORN, Mich., Sept. 15, 2006 - Ford Motor Company [NYSE: F] today announced plans to further reduce its capacity and work force, and ramp up new product introductions as it accelerates its North America “Way Forward” turnaround plan.

Ford will cut its North American salaried-related work force by about a third and offer buyout packages to all Ford and Automotive Components Holdings (ACH) hourly employees in the U.S. The reductions will contribute significantly to reducing ongoing annual operating costs by about $5 billion. In addition, Ford will renew 70 percent of its North American product lineup by volume by the end of 2008.

The announcements are being made this morning in an employee address led by Ford Executive Chairman Bill Ford, President and Chief Executive Officer Alan Mulally, President of The Americas Mark Fields and Chief Financial Officer Don Leclair.

“These actions have painful consequences for communities and many of our loyal employees,” said Bill Ford. “But rapid shifts in consumer demand that affect our product mix and continued high prices for commodities mean we must continue working quickly and decisively to fix our business. Mark Fields and his team deserve credit for the accelerated Way Forward strategy, which puts us on an even faster product-driven path to success.

“Alan Mulally’s experience in turning around a major industrial company will help guide the implementation of these measures as he assumes leadership of the company,” Bill Ford continued. “The actions we announce today - coupled with the North American production cuts we announced last month, the strategic alternatives we are considering for Aston Martin and a push for greater progress from our operating units and brands around the world - are part of a series of actions that Alan and our entire global team will be taking to put the company on a path to sustained profitability and success.”

Mulally, whose appointment as CEO of Ford was announced last week, echoed support for the Way Forward plan and for the team leading the company’s North American turnaround.

“The steps we are announcing today are clearly needed to ensure the ultimate turnaround of the business in Ford’s biggest and most important market,” Mulally said. “Although the process has been under way for months, I have had a chance to review these actions and am convinced that they provide the sound, product-led underpinnings and cost reductions we will need to achieve our goals. I look forward to helping with the implementation.

“Turnarounds of this magnitude succeed when capacity and costs are aligned with a realistic expectation of demand,” Mulally continued. “These actions are certainly consistent with that goal. We will focus intensely on the needs of our customers in North America, and around the world, by pulling forward new products and creating new markets. We are a team united by a shared vision to build the best automobiles in the world at Ford Motor Company.”

Go to http://media.ford.com for news releases and high-resolution photographs.

Fields said the Way Forward plan will continue to focus every part of the business on the customer - building stronger Ford, Lincoln and Mercury brands; strengthening the company’s North American product lineup; improving quality, and accelerating progress on productivity and competitive costs.

“The fundamentals of our Way Forward plan have not changed, but our timetable has changed dramatically,” said Fields. “We’ve taken a sobering look at the industry and our own business, and the entire team in North America has a renewed sense of urgency and a clear view of what it will take to position this business for profitability.

“We know our decisions bring more pain to the business in the short-term, and they require sacrifice from our employees, labor unions, dealers and suppliers,” he added. “But, together, we are building a much stronger Ford Motor Company and a more secure future for us all.”

Fields said the team will continue to push to move further and faster throughout the business.

“Our work is far from over. We recognize that the competitive landscape and cost pressures have significantly challenged our traditional business model, and that recognition is driving more investment in small cars and crossovers, even as we continue to position ourselves to remain the truck leader,” Fields said. “We will remain quick and decisive in executing our Way Forward plan and flexible in reacting to changing conditions in the future.”

Market share declines, reflecting primarily segment shifts, and higher-than-planned raw material costs will mean full-year profitability for Ford’s North American auto operations is not expected before 2009.

“Clearly, we could have cut product programs and maintained our goal of North American profitability in 2008,” Fields said. “But, even as we further reduce our costs and capacity and make tough-but-necessary decisions throughout our business, we cannot and will not retreat from the critical investments to deliver the right products for our customers.”

A summary of the North America Way Forward actions to be implemented by the end of 2008 and resulting financial impact follows.

Go to http://media.ford.com for news releases and high-resolution photographs.

Product-Led Turnaround

•
70 percent of Ford, Lincoln and Mercury products by volume will be new or significantly upgraded from today through the end of 2008. The new lineup builds on Ford’s strength as America’s truck leader while expanding in growth segments, such as crossovers.

•
Ford will introduce an all-new full-size crossover based on the Ford Fairlane concept. The seven-passenger vehicle for modern families goes on sale in 2008 and will be produced at Ford’s Oakville (Ontario, Canada) Assembly Plant.

•
Ford will continue to lead the American truck market with a new Super Duty pickup confirmed to go on sale in early 2007 and an all-new F-150 pickup confirmed to go on sale in 2008. The vehicles boast powertrain, design and feature upgrades.

•	Ford will continue to lead America’s sports car market with new Mustang derivatives each year.

•
The new Lincoln MKS flagship sedan will go on sale in 2008 - packed with more technology and features than any prior Lincoln, including all-wheel drive. Current plans are to produce the vehicle at the company’s Chicago Assembly Plant.

•
Lincoln will continue offering the Lincoln Town Car to meet ongoing demand. After assembly ends at Ford’s Wixom (Mich.) Assembly Plant in 2007, Ford intends to move Town Car production to Ford’s St. Thomas (Ontario, Canada) Assembly Plant. St. Thomas will be reduced to one shift of production, as previously was announced.

•
Product development work is intensifying through 2008 on creating new small cars and even more crossovers that will go on sale in the future. These vehicles will be based on the company’s global vehicle architectures, including “B” and “C” platforms not presently used in North America.

•
Major investments continue in new gasoline, flexible-fuel, diesel, hydrogen and hybrid powertrains, including additional E-85 ethanol-powered and hybrid vehicles on the road by the end of 2008. In addition, two out of every three Ford, Lincoln and Mercury vehicles will be offered with fuel-saving 6-speed transmission technology by the end of 2008.

•	The new products and a voluntary consolidation of the Ford and Lincoln Mercury dealer network are designed to significantly improve the dealers’ through-put and profitability by the end of 2008.

Go to http://media.ford.com for news releases and high-resolution photographs.

Accelerated Cost Savings, Leaner Structure, Improved Efficiency

•	Compared with 2005, annual operating costs will be reduced by about $5 billion by the end of 2008.

➢
Salaried-related costs will be reduced through the elimination of the equivalent of about 14,000 salaried-related positions, which represents approximately a third of Ford’s North American salaried work force. The reduction includes the equivalent of 4,000 positions eliminated in the first quarter of 2006. The additional reductions will be achieved through early retirements, voluntary separations and, if necessary, involuntary separations - with most employees expected to depart by the end of the first quarter in 2007.

➢
An agreement with the UAW will expand early retirement offers and separation packages to all Ford U.S. hourly employees, including Ford employees at the company’s ACH plants. Employees will begin receiving details by mid-October, and those accepting offers will leave the company by September 2007.

➢
Ford will accelerate by four years its previously announced goal of reducing 25,000 to 30,000 North American manufacturing employees by the end of 2012. The reductions now will be completed by the end of 2008.

➢	The sale or closure of all ACH facilities by the end of 2008 will result in additional employee reductions.

➢
Ford continues to work with the UAW to improve the competitiveness of its U.S. manufacturing facilities. As a result, new competitive operating agreements have been ratified by UAW locals in 30 different U.S. Ford and ACH facilities - and nearly $600 million in annual savings is projected to be realized.

Go to http://media.ford.com for news releases and high-resolution photographs.

Capacity Further Aligned with Consumer Demand

•	North America manufacturing capacity is being adjusted to 3.6 million units by the end of 2008, down 26 percent versus 2005 - in line with consumer demand and as announced earlier.
•
Nine facilities will be idled and cease production through 2008, including seven already announced. The two additional plants are the Maumee (Ohio) Stamping Plant and the Essex (Ontario, Canada) Engine Plant.

•	Ford’s Norfolk (Va.) Assembly Plant will be idled a year earlier than planned, and a shift reduction, in advance of idling the facilities, now is planned at Norfolk and Twin Cities (Minn.) Assembly.
•	Facilities affected by the end of 2008 include the following:
➢	Atlanta Assembly - to be idled in October 2006
➢	Batavia Transmission - to be idled in 2008
➢	Essex Engine - to cease operations in 2007
➢	Maumee Stamping - intended to be idled in 2008
➢	Norfolk Assembly - to be idled in 2007, a year earlier than previously planned, with a shift reduction planned in January 2007
➢	St. Louis Assembly - already idled in March 2006
➢	Twin Cities Assembly - to be idled in 2008, with a shift reduction planned in 2007
➢	Windsor Casting - to be idled in 2007
➢	Wixom Assembly - to be idled in 2007

•	Dearborn Truck Plant will add a third crew, beginning in 2007, for F-150 truck production.
•	All ACH operations will be sold or closed by the end of 2008.
•	Including Maumee Stamping and Essex Engine, Ford has announced plans to cease production at 16 North American manufacturing facilities by the end of 2012, including seven assembly plants.

Financial Impact
“Though North America’s return to profitability will take longer than planned, the actions we’re taking are the right ones, and are fundamental and necessary steps to improving our business structure,” said Leclair, the company’s CFO. “The planned improvements in our auto operations, in conjunction with Ford Credit - which remains a core asset - will leave us well-positioned for the future.

“We are starting from a position of strong liquidity, including our cash, credit lines and VEBA,” Leclair added. “We will continue to focus on enhancing our liquidity, building upon our decision to explore strategic alternatives for Aston Martin and the board’s intent to eliminate our quarterly dividend.”

Go to http://media.ford.com for news releases and high-resolution photographs.

Automotive Operations

•
Full-year pre-tax special items for 2006 are expected to be significantly increased from the $3.8 billion we estimated previously to reflect the accelerated Way Forward actions. Further details will be provided when Ford announces Third Quarter financial results next month.

•	Full-year profitability in North American automotive operations not expected before 2009.

•	Ford and Lincoln Mercury U.S. market share is projected to be in the low-16 percent range at the end of 2006.

•
A further share decline is expected as production of the Ford Taurus sedan and Mercury Monterey minivan ends in 2006 and production of the Ford Freestar minivan ends in 2007. The end of these vehicles will reduce the company’s sales to daily rental fleets.

•	With the investment in new products and improvements in quality, Ford expects to be in the 14 to 15 percent market share range going forward - with a focus on profitable retail share.
•
South America and Ford of Europe still are expected to be solidly profitable in 2006. However, full-year operating losses now are expected in 2006 for Asia Pacific and Africa, as well as the Premier Automotive Group - primarily reflecting lower volumes.

Liquidity

•
Ford Motor Company’s 2006 year-end liquidity is expected to include automotive gross cash of about $20 billion, including marketable and loaned securities and the effects of $3.4 billion of VEBA. The company will continue to have committed automotive credit facilities totaling more than $6 billion.

•	Ford Motor Company’s Board indicates that it will suspend payment of the quarterly dividend on its common and Class B Stock beginning in the fourth quarter of 2006.
# # #

Sept. 15, 2006

Go to http://media.ford.com for news releases and high-resolution photographs.

Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	A market shift (or an increase in or acceleration of market shift) away from sales of trucks or sport utility vehicles, or from sales of other more profitable vehicles, in the United States;
•
A significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events (e.g., an escalation or expansion of armed conflict in or beyond the Middle East) or other factors;

•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions, fuel economy or other (e.g., pension funding) regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay contracts”);

•	Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades or otherwise;
•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions; and
•	Inability to implement the Way Forward plan.

We cannot be certain that any expectation, forecast or assumption made by management in preparing these forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our 2005 10-K Report.

Go to http://media.ford.com for news releases and high-resolution photographs.